UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2024

(Commission File Number)	(Exact Name of Registrant as Specified in its Charter) (Address of Principal Executive Offices) (Zip Code) (Telephone Number)	(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
1-9516	ICAHN ENTERPRISES L.P. 16690 Collins Ave, PH-1 Sunny Isles Beach, FL 33160 (305) 422-4100	Delaware	13-3398766

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Depositary Units of Icahn Enterprises L.P. Representing Limited Partner Interests	IEP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2024 (the “Effective Date”), Icahn Enterprises L.P., a Delaware limited partnership (the “Company”), entered into an employment letter agreement with Ted Papapostolou, the Company’s Chief Financial Officer (the “Employment Letter”). The Employment Letter supersedes and replaces in its entirety that certain offer letter agreement by and between the Company and Mr. Papapostolou dated December 9, 2021. Pursuant to the Employment Letter, Mr. Papapostolou will continue to serve as Chief Financial Officer of the Company and certain of its subsidiaries, for a term through June 30, 2028, unless earlier terminated in accordance with the terms of the Employment Letter (the “Term”). If Mr. Papapostolou’s employment with the Company continues past the Term, his compensation will be determined by the Company’s general partner’s board of directors. During the Term, Mr. Papapostolou will be entitled to participate in all benefit programs and plans generally made available to other executives of the Company. As of the Effective Date, and continuing during the Term, Mr. Papapostolou will be eligible to receive payments equal to an annualized amount of $2,200,000, payable in accordance with the Company’s general payroll practices, that are in the form of a salary “draw” against the NAV Incentive (as defined and described below).

In addition, the Company will pay Mr. Papapostolou an amount equal to $295,082, representing a prorated portion of Mr. Papapostolou’s annual discretionary bonus as in effect immediately prior to the Effective Date. Following the Effective Date, rather than Mr. Papapostolou’s incentive compensation being determined through a discretionary program, Mr. Papapostolou will be eligible for the NAV Incentive. With respect to the “Deferred Units” previously granted to Mr. Papapostolou pursuant to that certain Deferred Unit Agreement, dated December 9, 2021 (the “Deferred Unit Agreement”) under the Icahn Enterprises L.P. 2017 Long-Term Incentive Plan, a prorated number of such Deferred Units (together with any dividend equivalents credited with respect to such vested Deferred Units) vested based on the number of days elapsed from December 9, 2021 through and including the Effective Date and will be settled in cash in accordance with the Deferred Unit Agreement, less applicable tax and payroll withholdings. Any unvested Deferred Units (together with any dividend equivalents credited with respect to such unvested Deferred Units) that did not vest in accordance with the foregoing were forfeited for no consideration as of the Effective Date.

In addition, Mr. Papapostolou will be eligible to receive a payment (generally subject to Mr. Papapostolou’s continued employment through the payment date, except as described below) equal to 1% of the increase in the Company’s Adjusted NAV (as defined in the Employment Letter) over the period from July 1, 2024 (with the initial NAV based on the Company’s reported NAV as of June 30, 2024) through June 30, 2028, that is in excess of a 5% annual rate of return on the Adjusted Initial NAV (as defined in the Employment Letter), as calculated pursuant to the terms of the Employment Letter (the “NAV Incentive”), and generally payable within 15 days after the Company first publishes its indicative net asset value (“NAV”) following the end of such period (but no later than March 15, 2029). The final amount of the NAV Incentive is capped at $17,075,616, and will be reduced by the value of the salary “draw” paid to Mr. Papapostolou, as well as the value of any cash and equity compensation actually received by Mr. Papapostolou for service on boards of directors during the term of the arrangement, as determined by the Company. The NAV Incentive may be paid in cash or, in the Company’s discretion, in shares of common stock owned by certain of the Company’s affiliated funds vehicles.

However, if Mr. Papapostolou’s employment is terminated by the Company without “Cause” (including due to Mr. Papapostolou’s death or disability) or by Mr. Papapostolou with “Good Reason” (each as defined in the Employment Letter), Mr. Papapostolou will be eligible to receive (subject to Mr. Papapostolou’s timely execution and non-revocation of a release of claims) payment of the NAV Incentive, paid within 15 days following the date that the Company first publishes NAV following such termination but no later than March 15 of the calendar year following the year of termination, and with Adjusted NAV calculated based on that published NAV. If, however, that termination occurs within 60 days prior to or 6 months following a “Key Man Event” (as defined in the Manager Agreement, dated as of October 1, 2020, by and among the Company, Icahn Capital LP, Isthmus LLC, Icahn Partners LP, and Icahn Partners Master Fund LP, as amended), this amount will be no less than $2,200,000.

In addition to his compensation from the Company, Mr. Papapostolou will be entitled to retain any remuneration in respect of any board of directors (or similar governing body) on which Mr. Papapostolou sits at the Company’s (or its affiliate’s) request, unless the Company (or its affiliates) owns voting securities that constitute at least 40% of the vote for directors of such company.

The Employment Letter also contains customary confidentiality, intellectual property, and non-disparagement covenants, as well as non-solicitation and non-competition provisions.

The foregoing description of the terms of the Employment Letter does not purport to be complete and is qualified in its entirety by reference to the Employment Letter, which is filed as Exhibit 10.1 hereto, and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Letter Agreement, dated September 26, 2024, by and among the Company and Ted Papapostolou.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P.
(Registrant)

	By:	Icahn Enterprises G.P. Inc.
its general partner

		By:	/s/ Andrew Teno
Date: September 27, 2024			Andrew Teno
President and Chief Executive Officer